EXHIBIT 99.1

Seneca Bancorp Announces Closing of Conversion Transaction

BALDWINSVILLE, N.Y. — October 15, 2025 — Seneca Bancorp, Inc. (“Seneca Bancorp”) (OTCQX: SNNF), the holding company for Seneca Savings Bank, National Association (the “Bank”), announced that the conversion of Seneca Financial MHC from the mutual holding company form of organization to the fully public stock holding company form of organization, Seneca Bancorp’s related stock offering and the Bank’s charter conversion from a federal savings association to a national association was completed following the close of business today. Seneca Bancorp’s common stock is expected to be quoted on the OTCQX Market under the trading symbol “SNNF” beginning on October 16, 2025.

As a result of its subscription and community offerings, Seneca Bancorp sold a total of 1,044,858 shares of its common stock (approximately the midpoint of the offering range) at a price of $10.00 per share, which included 83,588 shares sold to the Bank’s Employee Stock Ownership Plan, for total gross proceeds of approximately $10.4 million.  Seneca Bancorp’s transfer agent, Equiniti Trust Company, LLC (“EQ”), expects to mail Direct Registration System (“DRS”) Book-Entry statements for shares purchased in the subscription and community offerings and interest checks, on or about October 16, 2025.

As part of the conversion transaction, each outstanding share of Seneca Financial Corp. (“Seneca Financial”) common stock owned by the public stockholders of Seneca Financial (stockholders other than Seneca Financial MHC) as of the closing date was converted into shares of Seneca Bancorp common stock based on an exchange ratio of 0.9684 of a share of Seneca Bancorp common stock for each share of Seneca Financial common stock so that Seneca Financial’s existing public stockholders will own approximately the same percentage of Seneca Bancorp’s common stock as they owned of Seneca Financial’s common stock immediately prior to the conversion, subject to adjustment as disclosed in the prospectus.  Cash will be issued in lieu of a fractional share of Seneca Bancorp common stock based on the offering price of $10.00 per share. Upon the completion of the conversion and stock offering, approximately 1,790,203 shares of Seneca Bancorp common stock are outstanding before adjustment for fractional shares.

Stockholders of Seneca Financial holding shares in street name will receive shares of Seneca Bancorp common stock and cash in lieu of fractional shares within their accounts.  EQ expects to mail stockholders of Seneca Financial who currently hold their shares in book entry form new DRS Book-Entry statements reflecting their shares of Seneca Bancorp common stock and checks for cash in lieu of fractional shares on or about October 16, 2025.

Luse Gorman, PC acted as legal counsel to Seneca Bancorp and Seneca Financial. Keefe, Bruyette & Woods, Inc., a Stifel Company acted as marketing agent for Seneca Bancorp in the subscription and community offerings.  Kilpatrick Townsend & Stockton LLP acted as legal counsel to Keefe, Bruyette & Woods, Inc., a Stifel Company.

About Seneca Bancorp

Seneca Bancorp is the bank holding company of Seneca Savings Bank, National Association headquartered in Baldwinsville, New York. The Bank has five full-service locations in Onondaga and Madison Counties in New York. Seneca Bancorp’s common stock is quoted on the OTCQX Market as “SNNF”. Additional information about Seneca Savings Bank is available at www.senecasavings.com.

Forward-Looking Statements
This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are based on current expectations, estimates and projections about Seneca Financial’s and Seneca Bancorp’s (together, the “Company”) and the Bank’s industry, and management’s beliefs and assumptions. Words such as anticipates, expects, intends, plans, believes, estimates and variations of such words and expressions are intended to identify forward-looking statements. Such statements reflect management’s current views of future events and operations. These forward-looking statements are based on information currently available to the Company as of the date of this release. It is important to note that these forward-looking statements are not guarantees of future performance and involve and are subject to significant risks, contingencies, and uncertainties, many of which are difficult to predict and are generally beyond our control including, but not limited to, possible unforeseen delays in delivering DRS Book-Entry statements, cash in lieu of fractional shares or interest checks, delays in the start of trading due to market disruptions or otherwise, delays in Seneca Bancorp’s common stock being quoted on the OTCQX Market, economic conditions, the effect of changes in monetary and fiscal policy, inflation, tariffs, unanticipated changes in our liquidity position, climate change, geopolitical conflicts, public health issues, increased unemployment, deterioration in the credit quality of the loan portfolio and/or the value of the collateral securing repayment of loans, reduction in the value of investment securities, the cost and ability to attract and retain key employees, regulatory or legal developments, tax policy changes, data loss or other security breaches and our ability to implement and execute our business plan and strategy and expand our operations. These factors should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements, as our financial performance could differ materially due to various risks or uncertainties. We do not undertake to publicly update or revise our forward-looking statements if future changes make it clear that any projected results expressed or implied therein will not be realized.
The shares of common stock of Seneca Bancorp are not savings accounts or savings deposits and are not insured by the Federal Deposit Insurance Corporation or by any other government agency.

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Contact:
Joseph G. Vitale
President and Chief Executive Officer
Seneca Bancorp, Inc.
35 Oswego Street
Baldwinsville, New York 13027
(315) 638-0233